Exhibit 5.1

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January 11, 2010

Netlist, Inc.

51 Discovery, Suite 150

Irvine, California 92618

Ladies and Gentlemen:

We have acted as special counsel to Netlist, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”), relating to an aggregate of $50,000,000 of (i) shares of common stock of the Company, par value $.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $.001 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iii) warrants to purchase Common Stock, Preferred Stock, or other securities (the “Warrants”); and (iv) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, and Warrants.  All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

The Common Stock, Preferred Stock, Depositary Shares, Warrants, and the Units are hereinafter referred to collectively as the “Securities.”  The Securities may be issued and sold or delivered from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus filed pursuant to Rule 415 under the Act.

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent to be specified therein (the “Depositary Agent”).

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be specified therein.  Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the:

(i)            Registration Statement;

(ii)           Restated Certificate of Incorporation of the Company filed on November 20, 2006; and

(iii)          Amended and Restated Bylaws of the Company, as in effect on the date hereof.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

We also have assumed that: (1) at the time of execution, countersignature, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (2) at the time of the execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; and (3) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, countersignature, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Depositary Agent; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and the Counterparty and will be in full force and effect and will not have been terminated or rescinded by the Company or the Counterparty; (3) at the time of execution, countersignature, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; and (4) at the time of execution, countersignature, issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein and the effectiveness of the Registration Statement, we are the opinion that:

1.             With respect to the Common Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), the Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to the Preferred Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Amendment to the Certificate of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to the Receipts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, the terms of the offering of the Receipts and related matters, (b) due filing of the Certificate of Amendment to the Certificate of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

4.             With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.             With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of the Units, the terms of the offering thereof and related matters, and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, and the Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts, or (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a)           The opinions herein reflect only the application of applicable laws of the State of Delaware (excluding the securities and blue sky laws of such State, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)           The opinions set forth in paragraphs 3 through 5 above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(c)           Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that:  (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)           We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreements, Unit Agreements, Deposit Agreement, or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e)           We express no opinion as to the enforceability of any provision in any Warrant Agreements, Unit Agreements, Deposit Agreement, or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (vii) govern choice of applicable law or conflict of laws.

(f)            You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for purposes of the filing of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP

Bryan Cave LLP